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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Medicis Pharmaceutical Corporation 2002 Stock Option Plan of our report dated August 9, 2002, with respect to the consolidated financial statements and schedule of Medicis Pharmaceutical Corporation included in its Annual Report on Form 10-K for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP


Phoenix, Arizona
November 21, 2002